SHERIDAN HEALTHCARE, INC.
                                  EXHIBIT 21.1
                    Schedule of Subsidiaries and Affiliates
                           (As of December 31, 1996)

I.   SUBSIDIARIES:

     A. SHERIDAN HEALTHCORP, INC., a Florida corporation

        SUBSIDIARIES:

         1. SHERIDAN HEALTHCARE OF WEST FLORIDA, INC., a Florida corporation f/k/a AMSA, Inc.

         2.   PRIMEDICA HEALTHCARE, INC., a Florida corporation

         3.   AARDS,  INC., a Florida  corporation  f/k/a Norman Gaylis,  M.D.,
              P.A.

         4. ROSENBAUM, WEITZ AND RITTER, INC., a Florida corporation f/k/a Rosenbaum, Weitz & Ritter, M.D., P.A.

     B. MEDISERV,INC.,a Florida corporation f/k/a Group Practice Management,Inc.

     C. SHERIDAN CHILDREN'S HEALTHCARE SERVICES, INC., a Florida corporation f/k/a Neonatology Certified, Inc.

         SUBSIDIARY:

          1. SHERIDAN CHILDREN'S HEALTHCARE SERVICES OF WEST VIRGINIA, INC., a West Virginia corporation

     D.  CHILDREN'S HOSPITAL SERVICES, INC., a Florida corporation

     E.  SHERIDAN HEALTHCARE OB/GYN, INC.,
         a Florida corporation f/k/a Sheridan Healthcare of Puerto Rico, Inc.

     F.  SHERIDAN FINANCE CORP., a Delaware corporation

II   AFFILIATES:

     A.  SHERIDAN MEDICAL HEALTHCORP, P.C., a New York professional corporation

         SUBSIDIARY:

          1.   SHERIDAN STC CORP., a Delaware corporation

     B.  SHERIDAN HEALTHCARE OF TEXAS, P.A., a Texas professional association

     C. SHERIDAN HEALTHCARE OF CALIFORNIA MEDICAL GROUP, INC., a California professional corporation

     D. ARTHRITIS AND RHEUMATIC DISEASE SPECIALTIES, P.A., a Florida professional association